NEWS RELEASE
Exhibit 99.1
FOR IMMEDIATE RELEASE
Astronics Corporation Provides Update on Progress
•Unaudited revenue of approximately $198 million for fourth quarter 2019 exceeded guidance
•2020 revenue guidance withdrawn due to uncertainty related to 737 MAX
•New VVIP IFE platform “Avenir” successfully launched
•Expects restructuring charges related to antenna business of $29 million to $35 million in fourth quarter 2019
•Estimating intellectual property damages of an additional $18 million in fourth quarter; Company has filed appeal and is vigorously defending position
•Temporarily pausing stock buyback initiatives
EAST AURORA, NY, February 3, 2020 – Astronics Corporation (Nasdaq: ATRO), a leading provider of advanced technologies for global aerospace, defense, and other mission critical industries, today provided an update on various projects and events impacting 2019 results and expectations for 2020.
Fourth Quarter Revenue and 2020 Guidance
The Company ended 2019 with unaudited preliminary revenue of approximately $198 million in the fourth quarter, slightly exceeding the high end of guidance that was issued on November 5, 2019. Preliminary bookings were $156 million in the fourth quarter and preliminary backlog at year-end was $359 million. Bookings were negatively impacted by uncertainty in the market, which the Company believes is related to the ongoing 737 MAX grounding. In addition, the Company cancelled orders of approximately $7 million related to the restructuring and refocusing of its antenna business. Unaudited preliminary revenue for the full year totaled approximately $773 million.
Given the uncertain 2020 production schedule for the 737 MAX and timing of its return to service, along with the related impact on aftermarket spending by commercial airlines, the Company is rescinding its initial 2020 revenue guidance issued in November 2019. Astronics expects to issue revised revenue guidance as the outlook becomes clearer.
Peter Gundermann, Astronics Chairman and CEO, said, “The ongoing 737 MAX grounding affects our business both because of the production pause and because it leaves many of our airline customers short of capacity. This makes them reluctant to take planes out of service to install the types of products they buy from us. The situation is likely to persist until the 737 MAX returns to service. We will publish revenue expectations when we have more insight on the situation. In the meantime, we have taken actions to align our cost structure, anticipating a lower level of production and an extended disruption in the market.”
Astronics has line fit content of approximately $95 thousand on each 737 MAX as well as buyer furnished equipment, such as passenger power and connectivity hardware, that varies depending on aircraft configuration.

Completed Development of Avenir VVIP Inflight Entertainment and Connectivity Solution (“IFEC”)
Late in the fourth quarter, the Company delivered a functional Avenir shipset to its launch customer, completing the design and development phase of the Avenir platform for the VVIP inflight entertainment and connectivity (“IFEC”) market. This effort has required significant financial investment by the Company’s Custom Control Concepts (“CCC”) operating unit for the last two years. While the program will require limited additional refinement during launch, the substantial levels of investment are completed. The Company expects that CCC will be profitable in the second half of 2020 and substantially breakeven for the year.
The best-in-class Avenir solution provides significant increases in bandwidth and speed for IFEC applications both on and off the aircraft. Astronics is now actively promoting the Avenir system and recently secured an additional undisclosed customer.
Restructuring and Refocusing the Antenna Operation
Astronics has made significant progress with the restructuring of its antenna business. The plan narrows the initiatives for the business to focus primarily on near-term opportunities pertaining to business jet connectivity. As a result of the narrowed focus, the Company anticipates total restructuring charges of approximately $29 million to $35 million that will be recorded in the fourth quarter of 2019. Approximately $29 million of the charge will be non-cash, including the write-down of goodwill, intangible assets, fixed assets, inventory and other assets associated with the refocusing of the business activity. The emerging plan has a downsized manufacturing operation remaining in New Hampshire, with significantly reduced personnel and operating expenses. After restructuring, breakeven for the business will be approximately $10 million in revenue.
Mr. Gundermann commented, “We are putting an end to the high level of losses we have incurred in our antenna business the last few years. Simplifying the business and focusing more narrowly on the business jet market gives us the best chance of success. There remains some level of risk with our plan, but we have begun to lower annual fixed cost by about $11 million by reducing operating and R&D costs, while leaving the business positioned to pursue our best near-term opportunity.”
Intellectual Property Dispute
Late in the fourth quarter, the Company received an unfavorable ruling from a German court regarding the scope and calculation of damages in its long-running patent infringement suit. As a result, the Company estimates that an additional $18 million in damages will be recorded in the fourth quarter of 2019. The ruling pertains to shipments of in-seat power systems the Company directly or indirectly made into Germany between 2007 and 2014. Astronics believes the court’s ruling in this matter is deficient and has initiated an appeal that will likely extend resolution into late 2021.
The dispute was previously argued and resolved in the Company’s favor in the United States. Cases are now beginning in the United Kingdom and France. Astronics does not expect these cases to be resolved during 2020.
Pause in Stock Buyback Program
To conserve cash, the Company is cancelling its 10b5-1 trading plan for its share buyback program and is temporarily postponing initiatives related to stock buybacks until market conditions are clearer, especially the circumstances surrounding the 737 MAX. The Board authorized a $50 million share buyback program in September 2019, which remains in place. Under the plan, Astronics has repurchased approximately 310 thousand shares through Friday, January 31, 2020 at an average price of $27.47
Mr. Gundermann concluded, “While external factors are providing new challenges for 2020, we believe we have taken the steps to improve the operating performance of the business by addressing the losses incurred by our challenged operating units. We expect to face challenging market conditions until the 737 MAX situation improves, but we will continue to work on promising innovation and growth prospects in the meantime, maximizing our performance in the near term while pursuing growth and stronger earnings in the long term.”
About Astronics Corporation
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission critical industries with proven, innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors and test technologies to solve complex challenges. For 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airfrme manufacturers, airlines, militaries, completion centers and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics.
For more information on Astronics and its solutions, visit Astronics.com, where information is frequently updated.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the ability to grow the business and achieve profitability, the success of the capital allocation strategy, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the need for new and advanced test and simulation equipment, customer preferences and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
For more information, contact:

Company	Investors
David Burney, CFO	Deborah K. Pawlowski
Astronics Corporation	Kei Advisors LLC
T: 716.805.1599 x 159	T: 716.843.3908
david.burney@astronics.com	dpawlowski@keiadvisors.com

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